                                                                      EXHIBIT 5


(214) 953-0053


                                 June 29, 1998


DocuCorp International, Inc.
5910 North Central Expressway, Suite 800
Dallas, Texas 75206

Gentlemen:

     We have served as counsel for DocuCorp International, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, covering the issuance of a maximum of 1,970,000 shares (the "Shares") of Common Stock, $.01 par value, of the Company to be issued in connection with the 1997 Employee Stock Purchase Plan, 1997 Equity Compensation Plan and 1997 Non-Employee Director Stock Options.

     We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed herein. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, will be duly and validly issued and outstanding, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/ CROUCH & HALLETT, LLP

                                     E-2